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                                                                  Exhibit No. 21
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                            First Citizens Banc Corp
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                           Subsidiaries of Registrant



                                                              Percentage of
        Subsidiary                                           securities owned
        ----------                                           ----------------

The Citizens Banking Company (1)                                  100%

The Castalia Banking Company (2)                                  100%

SCC Resources, Inc. (1)                                           100%

R.A. Reynolds Appraisal Service, Inc. (1)                         100%

The Farmers State Bank (3)                                        100%















(1)      The subsidiary's principal office is located in Sandusky, Ohio.

(2)      The subsidiary's principal office is located in Castalia, Ohio.

(3)      The subsidiary's principal office is located in New Washington, Ohio.